EXHIBIT 99.1

PROMISSORY NOTE EXTENSION AGREEMENT

This Promissory Note Agreement (the “Agreement”) is entered into this 17th day of August, 2023 (the “Effective Date”) by and between Ainos, Inc., a Texas corporation (the “Maker”), and i2China Management Group, LLC, a Delaware limited liability company, or its successors or assigns (the “Holder”).

RECITALS

A.

The Parties entered into Non-Convertible Promissory Note dated January 1, 2020 for the Principal Amount of $84,000 with 1.85% per annum interest on unpaid principal and accrued interest, and a maturity date of January 1, 2021 (the “Note”).

B.	As of the Effective Date of this Agreement, the unpaid principal under the Note amounts to $42,000 and interest has accrued on all unpaid balances.

AGREEMENT

NOW, THEREFORE, the Parties agree as follows:

1.	The maturity date of the Note is hereby extended to September 1, 2024.

2.	Maker reserves its right to prepay all or part of the principal and/or interest pursuant to the Note, and accrued interest shall be equitably adjusted on the outstanding principal of any such payment.

3.	All other terms and conditions of the Note shall continue in full force and effect.

IN WITNESS WHEREOF, the undersigned Maker and Holder have duly executed this Extension Agreement.

COMPANY:
Ainos, Inc., a Texas corporation

By:	/s/ Chun-Hsien Tsai
Chun-Hsien Tsai, CEO

HOLDER:
i2China Management Group, LLC

By:	/s/ Lawrence Lin
Lawrence Lin, Manager / Member